Exhibit 10.4

INTERCREDITOR AGREEMENT

dated as of March 3, 2017 between

Wilmington Trust, National Association,

as Priority Lien Agent,

and

Wilmington Trust, National Association,

as Second Lien Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE DATED AS OF MARCH 3, 2017, AMONG GASTAR EXPLORATION INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND COLLATERAL TRUSTEE, (B) THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MARCH 3, 2017, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG GASTAR EXPLORATION INC., THE LENDERS FROM TIME TO TIME PARTY THERETO AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, (C) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENT AND (D) THE OTHER COLLATERAL AGREEMENTS REFERRED TO IN SUCH INDENTURE.

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INTERCREDITOR AGREEMENT, dated as of March 3, 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between Wilmington Trust, National Association, as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns (including under any Priority Refinancing Credit Facility) in such capacity, the “Priority Lien Agent”) and Wilmington Trust, National Association, as collateral trustee for the Second Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Second Lien Agent”).

Reference is made to the Priority Credit Agreement (defined below) and the Second Lien Indenture (defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties) and the Second Lien Agent (for itself and on behalf of the Second Lien Secured Parties) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified in accordance with the terms of each applicable Secured Debt Document (including, for the avoidance of doubt, this Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)    All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)    As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowing Base” means the maximum amount in dollars determined or redetermined by Commercial Lenders under the Priority Credit Agreement or any Priority Refinancing Credit Facility, as applicable, as the aggregate lending value to be ascribed to the oil and gas properties of the Company and the Grantors against which such lenders are prepared to provide loans or other Indebtedness to the Company and the Grantors under the Priority Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by lenders to borrowers in the oil and gas business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the Priority Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and its Subsidiaries.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions are not required to be open in the State of New York City, or the principal place of payment.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means any obligations of the Company or a Grantor owed to any lender (or any Affiliate of any such lender) as permitted under the Priority Credit Agreement in respect of treasury management arrangements or depositary or other cash management services, including commercial credit card and merchant card services.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Commercial Lenders” means commercial banks customarily engaged in oil and gas reserves-based lending in the ordinary course of their respective businesses.

“Company” means Gastar Exploration Inc., a Delaware corporation.

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a)    termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b)    payment in full in cash of the principal of (to the extent such principal does not constitute Excess Priority Lien Obligations) and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c)    discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt that are not Excess Priority Lien Obligations;

(d)    payment in full in cash of obligations in respect of Hedging Obligations that are secured by the Priority Liens (and, with respect to any particular Swap Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or entry into such other arrangements    satisfactory to the Swap Counterparty (as defined in the Priority Lien Intercreditor Agreement) party thereto (and communicated by the Swap Counterparty (as defined in the Priority Lien Intercreditor Agreement) party thereto to the Priority Lien Agent)) other than such Hedging Obligations that have been novated or collateralized to the extent expressly required by the terms thereof; and

(e)    payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company, any Grantor or any other guarantor enters into any Priority Lien Document evidencing a Priority Lien Debt which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(a)    payment in full in cash of the principal of and interest and premium (if any) on all Second Lien Debt;

(b)    payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time after the Discharge of Second Lien Obligations has occurred, the Company, any Grantor or any other guarantor enters into any Second Lien Document evidencing a Second Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Second Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Second Lien Obligations), and, from and after the date on which the Company designates such Indebtedness as Second Lien Debt in accordance with this Agreement, the obligations under such Second Lien Document shall automatically and without any further action be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Second Lien Obligations.

“Disposition” means any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of loans and letters of credit under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been incurred to the extent that such Obligations for principal and letters of credit are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Company, and each other subsidiary of the Company that shall have granted any Lien in favor of any of the Priority Lien Agent or the Second Lien Agent on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Grantor, the obligations of such Grantor under any Swap Agreement that are “Secured Obligations”, as defined in the Priority Lien Credit Agreement, including:

(i)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(ii)    foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(iii)    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Grantor or any subsidiary thereof at the time; and

(iv)     other agreements or arrangements designed to protect such Grantor or any subsidiary thereof against fluctuations in interest rates, commodity prices or currency exchange rates.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” has the meaning assigned to such term in the Priority Credit Agreement (as in effect on the date hereof).

“Insolvency or Liquidation Proceeding” means:

(a)    any case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, arrangement, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means any mortgage, pledge, security interest or encumbrance, Lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be either the principal executive officer or a Financial Officer of the Company.

“Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of March 3, 2017, among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors, the Priority Lien Agent, and the lenders party thereto from time to time, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time to the extent not otherwise prohibited by the terms hereof with the same and/or different lenders and/or agents and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Refinancing Credit Facility.

“Priority Lien” means a Lien granted by the Company or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of the Company or such other Grantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the sum of

(a)    the aggregate principal amount of all Indebtedness (including any interest paid-in-kind) outstanding at any time under the Priority Credit Agreement (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) not in excess of the lesser of (i) the greater of $250,000,000 and the Borrowing Base in effect at the time of incurrence of such Indebtedness and (ii) $300,000,000, in either case, plus

(b)    Priority Lien Protective Advances, plus

(c)    the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus

(d)    the amount of all Cash Management Obligations, to the extent such Cash Management Obligations are secured by the Priority Liens, plus

(e)    the amount of accrued and unpaid interest (whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding but excluding any interest paid-in-kind) and outstanding fees, expenses (including legal fees) and indemnities, to the extent such Obligations are secured by the Priority Liens.

“Priority Lien Collateral” means all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the Indebtedness under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect thereto (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof)) that was permitted to be incurred and secured under the Priority Credit Agreement and the Second Lien Indenture (or as to which the lenders under the Priority Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and additional Indebtedness under any Priority Refinancing Credit Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement), all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Refinancing Credit Facility and the “Swap Documents” (as defined in the Priority Lien Intercreditor Agreement).

“Priority Lien Intercreditor Agreement” has the meaning given to the term “Swap Intercreditor Agreement” in the Priority Lien Credit Agreement. For the avoidance of doubt, the Second Lien Agent is not party to the Priority Lien Intercreditor Agreement.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and Cash Management Obligations, in each case, to the extent that such Obligations are secured by Priority Liens. For the avoidance of doubt, Hedging Obligations shall only constitute Priority Lien Obligations to the extent that such Hedging Obligations are secured pursuant to the terms of the Priority Lien Intercreditor Agreement and Priority Lien Security Documents. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Priority Credit Agreement and the other Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Priority Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Priority Lien Protective Advances” means any advance made by one or more Priority Lien Secured Parties for the purpose of (a) maintaining, protecting or preserving the Collateral and/or the Priority Lien Secured Parties’ rights under the Priority Lien Documents or which is otherwise made for the benefit of the Priority Lien Secured Parties, (b) enhancing the likelihood of, or maximizing the amount of, repayment of any Priority Lien Obligation and/or (c) paying any other amount chargeable to, or required to be paid by, any Grantor hereunder or under any other Priority Lien Document as a result of the actions described under clauses (a) or (b) above; provided that in no event shall the aggregate amount of any such advances exceed $5,000,000.

“Priority Lien Release Notice” has the meaning assigned to such term in Section 4.01.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Cash Management Obligations and, in each case, that is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Refinancing Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Refinancing Credit Facility).

“Priority Refinancing Credit Facility” means any conforming oil and gas reserves-based revolving credit facility, the majority of the commitments under which are held by Commercial Lenders, that (i) refunds, refinances or replaces the Priority Credit Agreement or any other Priority Refinancing Credit Facility, in each case, in whole and with all commitments thereunder terminated, (ii) Indebtedness under which is permitted to be incurred under the Second Lien Indenture, and (iii) the Priority Liens securing such Priority Refinancing Credit Facility are subject to the terms of this Agreement for all purposes (including the Lien priorities as set forth herein as of the date hereof) and (iv) with respect to which the Priority Lien Agent thereunder has complied with Section 4.04(a).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Refinancing Credit Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Obligations or any Priority Refinancing Credit Facility in full (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated or (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations that such Indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations in whole (in a transaction that is in compliance with Section 4.04(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second Lien Documents, the Second Lien Obligations, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Agent, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations.

“Second Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Second Lien Collateral” means all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Debt” means the Indebtedness under the Second Lien Indenture and guarantees thereof that was permitted to be incurred and secured in accordance with the Secured Debt Documents and with respect to which the requirements of Section 4.04(b) have been (or are deemed) satisfied.

“Second Lien Documents” means the Second Lien Indenture, the Second Lien Security Documents and all other note documents (including the Indenture Documents (as defined in the Second Lien Indenture)), notes, guarantees, instruments and agreements governing or evidencing the Second Lien Obligations.

“Second Lien Indenture” means that certain Indenture, dated as of March 3, 2017, among the Company, certain of its subsidiaries from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Second Lien Obligations” means Second Lien Debt and all other Obligations (as defined in the Second Lien Indenture) in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Second Lien Indenture and the other Second Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Purchasers” has the meaning assigned to such term in Section 3.06.

“Second Lien Secured Parties” means, at any time, the Second Lien Agent, the trustees, agents and other representatives of the holders of the Notes (as defined in the Second Lien Indenture), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Second Lien Document and each other holder of, or obligee in respect of, any Second Lien Obligations, any holder or lender pursuant to any Second Lien Document outstanding at such time.

“Second Lien Security Documents” means the Second Lien Indenture (insofar as the same grants a Lien on the Collateral), each agreement listed in Part B of Exhibit B hereto, the Collateral Agreements (as defined in the Second Lien Indenture) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Agent.

“Section 363 Event” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Notice” has the meaning assigned to such term in Section 4.02(d).

“Section 363 Objections” has the meaning assigned to such term in Section 4.02(d).

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Documents.

“Secured Debt Representative” means the Priority Lien Agent or the Second Lien Agent, as applicable.

“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” has the meaning assigned to such term in Section 3.02.

“subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more subsidiaries of such Person; or (c) one or more subsidiaries of such Person.

“Swap Agreement” has the meaning assigned to such term in the Priority Lien Credit Agreement.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE II

LIEN PRIORITIES

SECTION 2.01    Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

(b)    Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Second Lien Document, (v) the modification of a Priority Lien Obligation or a Second Lien Obligation, and (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing, or the subordination of a Lien on Collateral securing a Second Lien Obligation to a Lien securing another obligation of the Company or other Person (other than a Priority Lien Obligation) that is permitted under the Second Lien Documents as in effect on the date hereof, the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees that (i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein, and (ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein.

(c)    It is acknowledged that, subject to the Priority Lien Cap (as provided herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the subordination of the Second Liens or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The Lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof) or the Second Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02    Prohibition on Marshalling, Etc.. Until the Discharge of Priority Lien Obligations, the Second Lien Agent will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

SECTION 2.03    No New Liens. The parties hereto agree that, (a) so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure (A) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (B) the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent to accept such Lien will not prevent the Second Lien Agent from taking the Lien or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties, the Second Lien Agent or the other Second Lien Secured Parties, the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

SECTION 2.04    Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Agent, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens, and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Agent or the other Second Lien Secured Parties, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing debt securities sold in similar private transactions that are not subject to the registration requirements of the Securities Act and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

ARTICLE III

ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01    Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, the Second Lien Agent, for itself and on behalf of each Second Lien Secured Party, hereby agrees that, subject to Section 3.02, Section 3.05(b) and Section 4.07, none of the Second Lien Agent or any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Agent or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document other than this Agreement, shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Agent, on behalf of the Second Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral. Nothing herein shall limit the right or ability of the Second Lien Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (other than the Excess Priority Lien Obligations, except as provided in Section 6.01) after giving effect thereto or (ii) file a proof of claim with respect to the Second Lien Obligations.

SECTION 3.02    Standstill Periods; Permitted Enforcement Action. (a) Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Agent has delivered to the Priority Lien Agent written notice of an Event of Default under any Second Lien Document arising from the failure to pay any Second Lien Obligations or the acceleration of any Second

Lien Debt (the “Standstill Period”), the Second Lien Agent and the other Second Lien Secured Parties may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period, in no event may the Second Lien Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Agent by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Agent is diligently pursuing such rights or remedies, none of any Priority Lien Secured Party or the Priority Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

(b)    Second Lien Permitted Actions. Anything to the contrary in this Article III or in any other provision of this Agreement notwithstanding, Second Lien Agent and /or any Second Lien Secured Party may:

(i)    if an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Debt;

(ii)    take any action (not adverse to the priority status of the Liens on the Collateral securing the Priority Lien Debt, or the rights of Priority Lien Agent or any other Priority Lien Secured Party to undertake enforcement actions with respect to the Collateral or otherwise) in order to create or perfect its Lien in and to the Collateral;

(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any;

(iv)    file any pleadings, objections, motions or agreements which assert rights or interests available to, or exercise rights as (to the extent not prohibited by Section 4.07), unsecured creditors of the Grantors arising under any Insolvency or Liquidation Proceeding or applicable non-Bankruptcy Law, in each case not inconsistent with the terms of this Agreement;

(v)    vote on any plan of reorganization and make any filings (including proofs of claim) and arguments and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Second Lien Debt and the Collateral;

(vi)    seek to enforce any of the terms of the Second Lien Loan Documents to the extent not expressly prohibited by the other provisions of this Agreement;

(vii)    join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial Lien enforcement proceeding with respect to the Collateral initiated by Priority Lien Agent (or any Priority Lien Secured Parties) to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an enforcement action by Priority Lien Agent (it being understood that neither Second Lien Agent nor any Second Lien Secured Party shall be entitled to receive any proceeds of any Collateral unless otherwise expressly permitted herein);

(viii)    bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by Priority Lien Agent or any Priority Lien Secured Party, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may only include a “credit bid” in respect of any Second Lien Debt to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (other than the Excess Priority Lien Obligations) after giving effect thereto; and

(ix)    take or otherwise exercise any enforcement actions after the expiration of the Standstill Period to the extent specifically permitted in the second proviso to Section 3.02(a) or with the consent of the Priority Lien Agent or as required by a court of competent jurisdiction.

SECTION 3.03    Insurance. (a) Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall, subject to Section 6.01, be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the Second Lien Agent or any Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall, subject to Section 6.01, pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Agent or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Agent or any such Second Lien Secured Party shall, until the Discharge of Priority Lien Obligations has occurred, follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period).

SECTION 3.04    Notification of Release of Collateral, Enforcement Action and Default.

(a)    Each of the Priority Lien Agent and the Second Lien Agent shall give the other Secured Debt Representatives prompt written notice of the Disposition by it of, and/or release by it of the

Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or release, the place, time, manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or release or result in any liability to the Priority Lien Agent or the Second Lien Agent, as applicable.

(b)    Priority Lien Agent shall provide reasonable prior notice (and, in all events, no less than five Business Days) to Second Lien Agent, and on a confidential basis, of its initial material enforcement action against the Collateral, other than any notice sent to a depository bank or the exercise of any set off rights. Second Lien Agent shall provide reasonable prior notice (and, in all events, no less than five Business Days) to Priority Lien Agent (prior to the Discharge of Priority Lien Obligations) of its initial material enforcement action against the Collateral. Notwithstanding the foregoing, (i) in no event shall the failure to deliver any notice required pursuant to this clause (b) affect the validity or enforceability of the applicable enforcement action for which notice should have been provided under this clause (b) or result in any liability to the Priority Lien Agent or the Second Lien Agent, as applicable and (ii) no party hereto shall object to or challenge (or have any right to object to or challenge), in a proceeding or otherwise, the validity or enforceability of such enforcement action as a result of the failure to deliver such notice.

(c)    Each of the Priority Lien Agent and the Second Lien Agent shall give the other Secured Debt Representatives prompt written notice (and, in all events, within 3 Business Days) of any Event of Default (in each case as defined in the applicable Secured Debt Documents) to the extent that notice of such Event of Default is being provided by such Secured Debt Representative (or any Secured Parties) to any Grantor; provided that, notwithstanding the foregoing, (i) in no event shall the failure to deliver any notice required pursuant to this clause (c) affect the ability of such Person responsible for delivery of such notice from exercising any rights or remedies available to it hereunder with respect to such Event of Default or the validity or enforceability of any such exercise of rights or remedies or result in any liability to the Priority Lien Agent or the Second Lien Agent, as applicable and (ii) no party hereto shall object to or challenge (or have any right to object to or challenge), in a proceeding or otherwise, the validity or enforceability of such exercise of rights or remedies as a result of the failure to deliver such notice.

SECTION 3.05    No Interference; Payment Over.

(a)    No Interference. The Second Lien Agent, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (A) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (B) will not (I) challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement or (II) initiate a challenge or question in any proceeding the validity, attachment, perfection or priority of any Priority Lien (unless, for the avoidance of doubt, the same or related subject matter has been (I) asserted by any other party in any Insolvency or Liquidation Proceedings or (II) raised or determined, in each case, as a substantive matter by the court in any such Insolvency or Liquidation Proceedings), (C) will not take or cause to be taken any action the purpose or effect of which is to materially interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (D) shall have no right to (I) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (II) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (E) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (F) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (G) will not attempt, whether by judicial proceedings or otherwise, to invalidate the enforceability of any provision of this Agreement, (H) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (I) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

(b)    Payment Over. The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if any Second Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to the exercise of any rights or remedies with respect to the Collateral under any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Agent or such Second Lien Secured Party, as the case may be, shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of proceeds or payment in respect to such Collateral and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall, to the extent consistent with Section 6.01(a), deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any other Second Lien Secured Party. The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, it obtains written notice from the Priority Lien Agent that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will, to the extent consistent with Section 6.01(a), promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall, to the extent consistent with Section 6.01(a), promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by this Agreement or the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Agent or any other Second Lien Secured Party, is otherwise permitted by this Agreement and the Priority Lien Documents.

SECTION 3.06    Purchase Option.

(a)    Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the Priority Lien Obligations, (iii) the exercise or undertaking of any enforcement action in respect of any Collateral by any Priority Lien Secured Parties under any Priority Lien Document, (iv) the occurrence of any payment event of default under any Priority Lien Document, (v) the delivery of any Priority Lien Release Notice or any failure of the Priority Lien Agent to deliver any required Priority Lien Release Notice in accordance with this Agreement, (vi) the proposal of any DIP Financing or (vii) the delivery of any Section 363 Notice or the occurrence of any Section 363 Event, each of the holders of the Second Lien Debt and each of their respective Affiliates or designees (such holders and their respective Affiliates that make such election, the “Second Lien Purchasers”) will have the several right, at their respective sole option and election (but will not be obligated), at any time upon prior written notice from (or on behalf of) the Second Lien Purchasers to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties (A) all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (B) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Second Lien Agent a statement of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing (including interest, fees, expenses and other obligations in respect of such DIP Financing) provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by the Second Lien Agent of such notice from the Priority Lien Agent, the Second Lien Agent delivers to the Priority Lien Agent an irrevocable commitment of the Second Lien Purchasers to purchase (A) all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (B) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.

(b)    On the date specified by the Second Lien Agent (on behalf of the Second Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days nor more than 15 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Second Lien Purchasers (i) all (but not less than all) Priority Lien Obligations (including unfunded commitments) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent (or, in the case of clause (ii) below, the issuer of the outstanding letters of credit) receives the following:

(i)    payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of (i) all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and (ii) if applicable, all loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Second Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be novated to counterparties acceptable to each applicable Swap Counterparty (as defined in the Priority Lien Intercreditor Agreement) in its sole discretion or, if such agreements have been terminated, such purchase price shall include the net aggregate amount owing to each Swap Counterparty (as defined in the Priority Lien Intercreditor Agreement) pursuant to the terms of such agreements, including without limitation all amounts owing to each such Swap Counterparty (as defined in the Priority Lien Intercreditor Agreement) as a result of the termination or early termination thereof;

(ii)    a cash collateral deposit in such amount as the issuer of any outstanding letters of credit constituting Priority Lien Obligations determines is reasonably necessary to secure the payment of such outstanding letters of credit that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by such letter of credit issuer to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by such letter of credit issuer as security solely to reimburse itself for such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the party designated by the Second Lien Purchasers (except as may otherwise be required by applicable law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit (and, in all events, within five Business Days after such letter of credit issuer’s knowledge of such expiration or termination); and

(iii)    any customary agreements, documents or instruments which the Priority Lien Agent or requisite Priority Lien Secured Parties may reasonably request pursuant to which the Second Lien Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Debt then outstanding) and the Second Lien Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans (and related obligations, including interest, fees and expenses) provided by any of the Priority Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and the Second Lien Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Debt then outstanding) becomes a successor agent thereunder.

(c)    Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made on a pro rata basis among the Second Lien Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option hereunder according to each such Second Lien Purchaser’s portion of the Second Lien Debt outstanding on the date of purchase or such portion as such Second Lien Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d)    Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party own such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

(e)    After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

(f)    Each Grantor irrevocably consents to any assignment effected to one or more Second Lien Purchasers pursuant to this Section 3.06 (so long as they meet all eligibility standards contained in all relevant Priority Lien Documents), other than obtaining the consent of any Grantor to an assignment to the extent required by such Priority Lien Documents.

ARTICLE IV

OTHER AGREEMENTS

SECTION 4.01    Release of Liens; Automatic Release of Second Liens. Prior to the Discharge of Priority Lien Obligations, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that, in the event the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents release the Priority Lien on any Collateral, the Second Lien on such Collateral shall terminate and be released (automatically and without further action) to the extent that (i) such release is permitted under the Second Lien Documents, (ii) if the notice required by the penultimate sentence of this Section 4.01 has been provided (subject to the proviso therein), such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Second Liens on such Collateral shall attach to all proceeds thereof (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap as set forth in this Agreement). The Priority Lien Agent agrees to give the Second Lien Agent no less than 10 Business Days advance written notice of any proposed release pursuant to clauses (ii) or (iii) (other than pursuant to Section 363 of the Bankruptcy Code) of this Section 4.01 (provided that such notice shall not be required to the extent extraordinary exigent circumstances shall arise that would irrevocably substantially impair the rights of the Priority Lien Secured Parties if such release were to be delayed by such 10 Business Day period) (each such notice, a “Priority Lien Release Notice”). Notwithstanding the foregoing in this Section 4.01, if the Second Lien Purchasers have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06(a), no release pursuant to clauses (ii) and (iii) of this Section 4.01 shall be permitted under this Section 4.01 to the extent (and only to the extent) that the Second Lien Purchasers shall not have defaulted on their obligations to consummate the purchase of the Priority Lien Debt and other amounts contemplated by Section 3.06(a).

SECTION 4.02    Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto, which for avoidance of doubt includes the Grantors, acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any of its subsidiaries. All references in this Agreement to the Company or any of its subsidiaries or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding. For the purposes of this Section 4.02, unless otherwise provided herein, clauses (b) through and including (l) shall be in full force and effect prior to the Discharge of Priority Lien Obligations.

(b)    If the Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Agent, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection, contest or oppose, and each Second Lien Secured Party will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (A) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (B) the maximum principal amount of Indebtedness permitted under such DIP Financing exceeds the sum of the amount of Priority Lien Obligations refinanced with the proceeds thereof (not including the amount of any Excess Priority Lien Obligations) and that amount equal to 15% of the aggregate principal amount of the Priority Lien Obligations outstanding immediately prior to the commencement of such Insolvency or Liquidation Proceeding (not including any Excess Priority Lien Obligations), (C) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral (unless a Discharge of Priority Lien Obligations shall be effected substantially contemporaneously with such sale) or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof), (D) the proposed effective interest rate of any such DIP Financing is not commercially reasonable under the circumstances (as reasonably determined in the good faith of the Board of Directors of the Company), (E) the Second Lien Secured Parties are not permitted to seek adequate protection to the extent permitted by Section 4.02(f) or (F) such DIP Financing directly or indirectly provides for, or has the effect of providing for, the payment (whether in cash or otherwise) of any Excess Priority Lien Obligations prior to the Discharge of Second Lien Obligations. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Agent, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code. Notwithstanding the foregoing in this Section 4.02, the Second Lien Agent and the Second Lien Secured Parties shall have the right to (i) object to any provisions of the DIP Financing provided by the Priority Lien Agent or any Priority Lien Secured Parties relating to any provision or content of a plan of reorganization (other than repayment in cash of such DIP Financing on the effective date thereof) or (ii) object to any DIP Financing to the extent that it permits the Priority Lien Agent or any Priority Lien Secured Parties to be granted adequate protection in the form of additional collateral without the Second Lien Agent and the Second Lien Secured Parties being granted adequate protection in the form of a Lien on such additional collateral that is subordinated to the Liens securing the Priority Lien Debt on the same basis as the other Liens securing the Second Lien Debt are so subordinated to Liens securing the Priority Lien Debt under this Agreement.

(c)    Prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent, in its sole discretion, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees not to propose, support or enter into any DIP Financing.

(d)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (“Section 363 Objections”) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (any such sale or motion, a “Section 363 Event” and any notice or ruling issued by a court of competent jurisdiction in respect of such Section 363 Event, a “Section 363 Notice”) if the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition and to such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral, and if all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement. Notwithstanding the foregoing in this Section 4.02(d), if the Second Lien Purchasers have exercised their purchase option (or have committed to exercise their purchase option) pursuant to Section 3.06(a), Section 363 Objections shall be permitted to be made by the Second Lien Agent or any other Second Lien Secured Party.

(e)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Agent nor any other Second Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may freely seek and obtain: (A) relief granting adequate protection in the form of a replacement Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and (B) any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Agent nor any other Second Lien Secured Party shall support or vote to accept any plan of reorganization or disclosure statement of the Company or any other Grantor unless (i) such plan is accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or (ii) such plan provides on account of the Priority Lien

Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Second Lien Agent are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral. Except as provided herein, each of the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

(h)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that until the Discharge of Priority Lien Obligations has occurred, subject to the provisions of Section 3.02, neither the Second Lien Agent nor any other Second Lien Secured Party shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral if the Priority Lien Agent has not received relief from the automatic stay (or it has not been lifted for the Priority Lien Agent’s benefit), without the prior written consent of the Priority Lien Agent.

(i)    Without the express written consent of the Priority Lien Agent, none of the Second Lien Agent or any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) except as contemplated by clause (a)(i)(B)(II) of Section 3.05, oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(j)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that prior to the Discharge of Priority Lien Obligations or the effectiveness of a purchase by Second Lien Purchasers in accordance with Section 3.06, whichever occurs first, the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Agent or any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid of the Priority Lien Obligations by the Priority Lien Agent.

(k)    Without the consent of the Priority Lien Agent in its sole discretion, the Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for the Company or any of its subsidiaries.

(l)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, waives any right to assert or enforce any claim under Sections 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral, except as expressly permitted by this Agreement.

SECTION 4.03    Reinstatement.

(a)    If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, a Second Lien Secured Party receives notice of any Recovery, the Second Lien Secured Party shall, to the extent consistent with Section 6.01(a), promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall, to the extent consistent with Section 6.01(a), promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Agent or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03 and to the extent consistent with Section 6.01(a), be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof.

(b)    This Section 4.03 shall survive termination of this Agreement.

SECTION 4.04    Refinancings.

(a)    The Priority Lien Obligations may be Replaced by any Priority Refinancing Credit Facility without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Second Lien Agent shall receive on or prior to incurrence of a Priority Refinancing Credit Facility (A) an Officers’ Certificate from the Company stating and certifying that (I) the incurrence thereof and the related Liens are permitted to be incurred by each applicable Secured Debt Document, (II) the requirements of Section 4.06 have been satisfied, and (III) such Priority Refinancing Credit Facility constitutes “Priority Lien Debt” for the purposes of the Secured Debt Documents and this Agreement, (B) a Priority Confirmation Joinder from an authorized agent, trustee or other representative of the holders or lenders of any Indebtedness that Replaces the Priority Lien Obligations and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof and (C) evidence that the Company has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by the Company and the holder of such Replacement, or its Secured Debt Representative, to ensure that such Replacement is secured by the Collateral in accordance with the applicable Security Documents (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the applicable Secured Debt Representative), and (ii) the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Priority Refinancing Credit Facility, shall not exceed the Priority Lien Cap.

(b)    Notwithstanding anything contained in this Section 4.04, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness (or to incur, assume or otherwise permit or allow to exist any Liens) unless otherwise permitted by the terms of each applicable Secured Debt Document.

SECTION 4.05    Amendments to Priority Lien Documents and Second Lien Documents .

(a)    Prior to the Discharge of Second Lien Obligations, without the prior written consent of the Second Lien Agent, no Priority Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Priority Lien Document would (i) adversely affect the Lien priority rights of the Second Lien Secured Parties or the rights of the Second Lien Secured Parties, as the case may be, to receive required payments that are due and payable (or than are otherwise owed) pursuant to the Second Lien Documents, (ii) except upon compliance with Section 2.03, grant any Liens on any additional Collateral to secure the Obligations under the Priority Lien Security Documents, (iii) contravene the provisions of this Agreement or the Second Lien Documents, (iv) increase the outstanding principal amount of the loans and other extensions of credit and the stated amount of letters of credit under the Priority Credit Agreement and/or any Priority Refinancing Credit Facility and/or any other Priority Lien Documents to an aggregate amount being in excess of the amount set forth in clause (a) of the definition of “Priority Lien Cap”, (v) change any covenants, defaults, or events of default under any Priority Lien Document (including the addition of covenants, defaults, or events of default not contained in the Priority Credit Agreement or other Priority Lien Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Second Lien Debt that would otherwise be permitted under the Priority Lien Documents as in effect on the date hereof, or (vi) except as otherwise contemplated or required by the Priority Lien Documents (as in effect on the date hereof) or any equivalent terms in any Priority Lien Document entered into after the date hereof that are no more extensive than the Priority Lien Documents as in effect on the date hereof, and except in connection with any DIP Financing permitted hereunder, expressly subordinate the Lien on the Collateral under the Priority Lien Documents to Liens on the Collateral securing any other Indebtedness.

(b)    Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document would (i) adversely affect the Lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents, (iii) confer any additional material rights on the Second Lien Agent or any other Second Lien Secured Party in a manner adverse in any material respect to the Priority Lien Secured Parties (other than for periods following the latest maturity date under the Priority Credit Agreement) unless a similar modification is concurrently made under the Priority Lien Documents, (iv) contravene the provisions of this Agreement or the Priority Lien Documents, (v) change to earlier dates any dates upon which required payments of principal or interest are due thereon (except to the extent that equivalent changes are implemented under the First Lien Documents), (vi) change the mandatory redemption, prepayment, repurchase, tender or defeasance provisions thereof in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of such Second Lien Document as of the date hereof, or in a manner materially adverse to the interests of the Priority Lien Secured Parties, (vii) change any covenants, defaults, or events of default under the Second Lien Indenture or any other Second Lien Document (including the addition of covenants, defaults, or events of default not contained in the Second Lien Indenture or other Second Lien Documents as in effect on the date hereof) to restrict any Grantor from making payments of the Priority Lien Debt that would otherwise be permitted under the Second Lien Documents as in effect on the date hereof, (viii) change any default or event of default thereunder in a manner materially adverse to Grantors thereunder (it being understood that any waiver of any such default or event of default, in and of itself, shall not be deemed to be materially adverse to Grantors) when taken as a whole, than any corresponding defaults or events of default under the Priority Lien Documents (other than for periods following the Discharge of Priority Lien Obligations) unless a similar amendment or modification is concurrently made under the Priority Lien Documents, or (ix) increase materially the non-monetary obligations of Grantors thereunder or confer any additional material rights on the Second Lien Secured Parties that would be adverse to the interests of the Priority Lien Secured Parties (as in effect from time to time) (other than for periods following the latest maturity date under the Priority Credit Agreement) unless a similar modification is concurrently made under the Priority Lien Documents.

SECTION 4.06    Legends. Each of:

(a)    the Priority Lien Agent acknowledges and agrees with respect to the Priority Credit Agreement and the Priority Lien Security Documents, and

(b)    the Second Lien Agent acknowledges and agrees with respect to the Second Lien Indenture and the Second Lien Security Documents,

that the Second Lien Indenture, the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Agent are parties), and each Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Agent are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 4.07    Second Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Secured Parties may not take any of the actions prohibited by Section 3.05(a) or Section 4.02 or any other provisions in this Agreement; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations and the Second Lien Obligations, as applicable) as the Second Liens are subject to this Agreement.

SECTION 4.08    Postponement of Subrogation. The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

SECTION 4.09    Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, and the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement and the Second Lien Indenture, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

SECTION 4.10    Automatic Amendments to Second Lien Security Documents. In the event the Priority Lien Agent or the other Priority Lien Secured Parties and the relevant Grantors enter into any amendment, waiver or consent in respect of any of the documents evidencing or giving rise the Priority Liens for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provision thereof, such amendment, waiver or consent shall apply automatically (to the extent permitted by law) to any comparable provision of the comparable Second Lien Security Documents evidencing or giving rise to the Second Liens without any action by or consent of the Second Lien Secured Parties, provided, that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Indenture), (A) no such amendment, waiver or consent shall effect the release of Liens on Collateral unless such release is otherwise permitted under this Agreement and the Second Lien Indenture, (B) no such amendment, waiver or consent that materially and adversely affects the rights of the Second Lien Secured Parties but does not so materially and adversely affect the Priority Lien Secured Parties in a like or similar manner shall apply to the Second Lien Security Documents without the consent of the Second Lien Agent (acting with the consent of the majority of the Second Lien Secured Parties in accordance with the Second Lien Indenture), (C) notice of such amendment, waiver or consent shall be given by the Company to the Second Lien Agent no later than five days prior its effectiveness, provided that to the extent permitted by law, the failure to give such notice shall not affect the effectiveness and validity thereof, (D) if any Priority Lien Secured Parties are paid or otherwise receive any fee or other consideration for granting any such amendment, waiver or consent, the holders of the Notes (as defined in the Second Lien Indenture) shall receive an equal fee or consideration and (E) no such amendment, waiver or consent shall affect the rights and duties of the Second Lien Agent without the prior written consent of the Second Lien Agent.

ARTICLE V

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

SECTION 5.01    General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for the Second Lien Agent for the sole purpose of perfecting the Second Lien of the Second Lien Agent on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Agent and the other Second Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Agent, any other Second Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Agent or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Agent has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Agent for the benefit of all Second Lien Secured Parties.

SECTION 5.02    Deposit Accounts. Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the

Priority Lien Agent will act as gratuitous bailee for the Second Lien Agent for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Agent, cooperate with the Grantors and the Second Lien Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Agent (or for other arrangements with respect to each such Accounts satisfactory to the Company and the Second Lien Agent to be made).

ARTICLE VI

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

SECTION 6.01    Application of Proceeds. (a) Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral or with respect to the occurrence of any “Change of Control” (or similar term) as such term is defined under any Priority Lien Document or the Second Lien Documents, will be applied:

(i)    first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations, which Collateral or proceeds shall be applied by the Priority Lien Agent pursuant to the Priority Lien Intercreditor Agreement,

(ii)    second, to the payment in full in cash of all Second Lien Obligations,

(iii)    third, to the payment in full in cash of all Excess Priority Lien Obligations, and

(iv)    fourth, to the Company or as otherwise required by applicable law.

For the avoidance of doubt and notwithstanding anything to the contrary contained in this Section 6.01(a), the provisions of this Section 6.01(a) shall not apply to any payments required to be made by the Company or any of its Subsidiaries in connection with any “Change of Control” offer to purchase Indebtedness under any Second Lien Documents which is permitted to be made under the terms of the Priority Lien Documents.

(b)    Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(i)    first, to the payment in full in cash of all Second Lien Obligations, and

(ii)    second, to the Company or as otherwise required by applicable law.

SECTION 6.02    Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations or that distributions have been made in accordance with the Priority Lien Intercreditor Agreement), Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;

CONSENT OF GRANTORS; ETC.

SECTION 7.01    No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to the Company or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Second Lien Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.

SECTION 7.02    No Warranties or Liability.

(a)    The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)    The Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c)    The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Agent or any other Second Lien Secured Party, and the

Second Lien Agent and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent, any other Priority Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(d)    The Second Lien Agent, for itself and on behalf of each other Second Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

SECTION 7.03    Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties, the Second Lien Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Secured Debt Document;

(b)    any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)    any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d)    the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Priority Lien Obligations or the Second Lien Obligations.

SECTION 7.04    Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

SECTION 8.01    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)    This Agreement has been duly executed and delivered by such party.

(c)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 8.02    Representations and Warranties of Each Representative. Each of the Priority Lien Agent and the Second Lien Agent represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement and the Second Lien Indenture, as the case may be, to enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Priority Lien Agent, to it at:

Wilmington Trust, National Association

Rodney Square, 1100 North Market Street

Wilmington, DE 19890

Attention: Jennifer K. Anderson

Facsimile No.: (302) 636-4145

email: JKAnderson@wilmingtontrust.com

with a copy to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attention: Alan Glantz

Facsimile No.: (212) 836-6763

email: Alan.Glantz@APKS.com

(b)	if to the Second Lien Agent, to it at:

Wilmington Trust, National Association

Global Capital Markets

15950 N. Dallas Parkway, Suite 550

Dallas, TX 75248

Facsimile: 888-316-6238

Attn: Gastar Exploration Inc. Account Manager

(c)    if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among the Company, the Priority Lien Agent and the Second Lien Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 9.02    Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04; and provided further, however, that this Agreement may not be amended or modified in a manner that adversely affects the rights or obligations of the Grantors hereunder in any material respects without the consent of the Company. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

SECTION 9.03    Actions Upon Breach; Specific Performance. (a) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party, contrary to this Agreement,

commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b)    Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Agent on behalf of each Second Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 9.04    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 9.05    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 9.06    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.08    Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.11    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

SECTION 9.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement or the Second Lien Indenture, as applicable), and except as expressly provided in this Agreement neither the Company nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

SECTION 9.13    Certain Terms Concerning the Second Lien Agent. The Second Lien Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Indenture; and in so doing, the Second Lien Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. Notwithstanding anything to the contrary contained in this Agreement, for purposes of clarity and avoidance of doubt, the Second Lien Agent shall have no duties or obligations with respect to covenants and agreements made by or on behalf of any other Second Lien Secured Party in this Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Indenture and the other Second Lien Documents (including, without limitation, Article 12 and Section 10.12 of the Second Lien Indenture).

SECTION 9.14    Certain Terms Concerning the Priority Lien Agent and the Second Lien Agent. Notwithstanding anything to the contrary contained in this Agreement, none of the Priority Lien Agent or the Second Lien Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms, covenants and agreements set forth in this Agreement. Neither the Priority Lien Agent nor the Second Lien Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Company or any other Grantor) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Agent, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Agent is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Agent or any other Second Lien Secured Party. The Second Lien Agent shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party. The Second Lien Agent shall not at any time be deemed or imputed to have any knowledge of or receipt of any notices, information, correspondence or materials in the possession of or given to the Priority Lien Agent, in its capacity as Priority Lien Agent. The Priority Lien Agent shall not at any time be deemed or imputed to have any knowledge of or receipt of any notices, information, correspondence or materials in the possession of or given to the Second Lien Agent, in its capacity as Second Lien Agent or as a trustee or collateral trustee under the Second Lien Indenture.

SECTION 9.15    Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 9.16    Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, the Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 9.17    Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the Priority Lien Agent nor the Second Lien Agent makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

SECTION 9.18    Reciprocal Rights (Excess Priority Lien Obligations). The parties agree that the provisions of Articles III, IV and V and Sections 7.02(d) and 9.03, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the Priority Lien Agent and the other Priority Lien Secured Parties with respect to the Priority Lien Debt, on the one hand, and the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Debt, on the other hand, shall, from and after the Discharge of Priority Lien Obligations and until the Discharge of Second Lien Obligations, apply to and govern, mutatis mutandis, the relationship between the Second Lien Agent and the other Second Lien Secured Parties with respect to the Second Lien Debt, on the one hand (which, for purposes of this Section 9.18 shall be treated for all purposes as the Priority Lien Debt as referenced in such aforementioned provisions), and the Priority Lien Agent and the other Priority Lien Secured Parties with respect to the Excess Priority Lien Obligations (which, for purposes of this Section 9.18 shall be treated for all purposes as the Second Lien Debt as referenced in such aforementioned provisions), on the other hand.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Agent

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Assistant Vice President

Signature page

Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Administrative Vice President

Signature page

Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

GRANTORS:

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Signature page

Intercreditor Agreement

NORTHWEST PROPERTY VENTURES LLC

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Signature page

Intercreditor Agreement

ANNEX I

Provision for all Priority Lien Security Documents and Second Lien Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of March 3, 2017, between Wilmington Trust, National Association, as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Agent (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement,]1 [(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, [(ii)][(iii)] authorizes (or is deemed to authorize) the [Priority Lien Agent] [Second Lien Agent] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[1]	This bracketed language would not apply to the Priority Lien Security Documents.

Annex I - 1

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of March 3, 2017 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between WILMINGTON TRUST, NATIONAL ASSOCIATION, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Agent for the Second Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04(a) of the Intercreditor Agreement as a condition precedent to the debt being entitled to the rights and obligations of Priority Lien Obligations under the Intercreditor Agreement, and for which the undersigned is acting representative.

1. Joinder. The undersigned, [                    ], a [                    ], (the “New Representative”) as [trustee] [collateral agent] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the Priority Lien Obligations] hereby:

(a)    represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Priority Lien Secured Parties under a Priority Refinancing Credit Facility for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)    agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address]

2.    Priority Confirmation. The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens.

3.    Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4.    Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5.    Expenses. The Company agrees to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A - 1

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [            , 20    ].

[insert name of New Representative]

By:
Name:
Title:

The Second Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder:

as Second Lien Agent

By:
Name:
Title:

Acknowledged and Agreed to by:

GASTAR EXPLORATION, INC., as the Company

By:
Name:
Title:

Exhibit A - 2

EXHIBIT B

to Intercreditor Agreement

Part A

Third Amended and Restated Pledge and Security Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc., certain of its subsidiaries party thereto and Wilmington Trust, National Association, as collateral agent.

Amended and Restated First Lien Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of March 3, 2017, executed and delivered by Gastar Exploration Inc., as mortgagor, to Wilmington Trust, National Association, as mortgagee.

Amended and Restated First Lien Wellbore Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of March 3, 2017, executed and delivered by Gastar Exploration Inc., as mortgagor, to Wilmington Trust, National Association, as mortgagee.

Master Reaffirmation and Assignment and Assumption of Liens and Security Interests, dated as of March 3, 2017, by and among Gastar Exploration Inc., Wells Fargo Bank National Association, as resigning agent, Wilmington Trust, National Association, as successor administrative agent, and Ares Management, LLC.

Assignment and Assumption of Deposit Account and Sweep Investment Control Agreement, dated as of March 3, 2017, by and among Wells Fargo Bank, National Association, as resigning first lien agent, Wilmington Trust, National Association, as resigning second lien trustee and collateral agent, Wilmington Trust, National Association, as successor first lien agent and successor second lien agent.

Assignment and Assumption of Securities Account Control Agreement, dated as of March 3, 2017, by and among Wells Fargo Bank, National Association, as resigning first lien agent, Wilmington Trust, National Association, as resigning second lien trustee and collateral agent, Wilmington Trust, National Association, as successor first lien agent and successor second lien trustee and collateral agent.

Part B

Pledge and Security Agreement, dated as of March 3, 2017, by and among Gastar Exploration Inc., certain of its subsidiaries party thereto and Wilmington Trust, National Association, as collateral trustee.

Second Lien Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of March 3, 2017, executed and delivered by Gastar Exploration Inc., as mortgagor, to Wilmington Trust, National Association, as mortgagee.

Exhibit B - 1

Second Lien Wellbore Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of March 3, 2017, executed and delivered by Gastar Exploration Inc., as mortgagor, to Wilmington Trust, National Association, as mortgagee.

Assignment and Assumption of Deposit Account and Sweep Investment Control Agreement, dated as of March 3, 2017, by and among Wells Fargo Bank, National Association, as resigning first lien agent, Wilmington Trust, National Association, as resigning second lien trustee and collateral agent, Wilmington Trust, National Association, as successor first lien agent and successor second lien agent.

Assignment and Assumption of Securities Account Control Agreement, dated as of March 3, 2017, by and among Wells Fargo Bank, National Association, as resigning first lien agent, Wilmington Trust, National Association, as resigning second lien trustee and collateral agent, Wilmington Trust, National Association, as successor first lien agent and successor second lien trustee and collateral agent.

Exhibit B - 2